UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

REGNUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-222083	82-0832447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 10th New York, NY 10016
(Address of Principal Executive Offices)

(917) 647-1498

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 13, 2021, Regnum Corp. (the "Company") signed an Agreement and Plan of Merger (the “Agreement”) with SevenScore Pharmaceuticals, LLC, a Delaware limited liability company (“SevenScore”). The Agreement was terminated by mutual agreement of the Company and SevenScore on September 1, 2021. No fees or penalties were paid in connection with the termination of the Agreement, and both parties provided releases of liability with respect to the termination of the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regnum Corp.

Date: September 1, 2021	By:	/s/ Anne Kirby
	Name:	Anne Kirby
	Title:	CEO

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